Exhibit 99(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated November 25, 2019 on the financial statements of the Dividend Performers Fund and Preferred-Plus Fund, each a series of Collaborative Investment Series Trust, and to all references to our firm included in or made a part of this Post-Effective Amendment No. 73 under the Securities Act of 1933 and Post-Effective Amendment No. 76 under the Investment Company Act of 1940 to Dividend Performer’s and Preferred-Plus Funds Registration Statement on Form N-1A (File Nos. 333-221072 and 811-23306), including the references to our firm under the heading “Financial Highlights” in the Prospectus of the Dividend Performers Fund and Preferred-Plus Fund.

Abington, Pennsylvania

January 27, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 30, 2020, relating to the financial statements of Dividend Performers and Preferred-Plus, each a series of Collaborative Investment Series Trust, for the year ended September 30, 2020, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

January 28, 2021